UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010 (November 5, 2010)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)                  (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2010, the Board of Directors (the “Board”) of Net 1 UEPS Technologies, Inc. (the “Company”), upon recommendation of the Remuneration Committee, adopted a cash incentive award plan for fiscal 2011 for Dr. Serge Belamant, the Company’s chairman and chief executive officer and Herman Kotze, the Company’s chief financial officer. In addition, as part of the annual grant cycle for equity awards under the Company’s Amended and Restated Stock Incentive Plan, the Board, upon recommendation of the Remuneration Committee, agreed to award (i) restricted stock to Dr. Belamant and Mr. Kotze and (ii) stock options to various employees, including each of the Company’s executive officers. The grant date of these equity awards was November 10, 2010.

Cash Incentive Award Plan for Fiscal 2011

Under the cash incentive award plan, each of Dr. Belamant and Mr. Kotze will be eligible to earn a cash incentive award based on the Company’s fiscal 2011 financial performance and [his individual contribution toward] the achievement of certain objectives described under “Qualitative Portion of the Cash Incentive Award Plan” below. The terms of the cash incentive award plan are not contained in a formal written document, but are summarized below.

The cash incentive award plan provides for a target level cash incentive award of 100% of the executive’s annual base salary for fiscal 2011, 75% of which will be based on the quantitative factors described below and 25% of which will be based on the qualitative factors described below. The quantitative portion of the award provides for threshold, target and maximum amounts of 50%, 100% and 150%, respectively, of the executive’s base salary multiplied by 0.75 (to reflect that 75% of the target award is based on the quantitative factors) while the qualitative portion of the award is limited to 100% of the executive’s base salary multiplied by 0.25 (to reflect that 25% of the target award is based on qualitative factors).

Quantitative Portion of the Cash Incentive Award Plan

Each of Dr. Belamant and Mr. Kotze will be entitled to receive 75% (at target levels) of his annual base salary based on three quantitative metrics, with each metric to be measured and awarded separately:

30% of this portion is based on specified percentage increases in earnings before interest and taxes, in Korean won, of KSNET (“KSNET EBIT”) for the fiscal year ending June 30, 2011 as compared to fiscal 2010. The following increases in KSNET EBIT will entitle the executive to receive the following percentages of this portion of the award:

>>	Less than 10% increase--0%
>>	10% increase (threshold)--50%
>>	15% increase (target)--100%
>>	25% increase (maximum)--150%
>>	Increases above 10% and below 25% will be interpolated on a linear basis and rounded to the nearest percentage.

20% of this portion is based on specified percentage increases in revenue of the Company as a whole, excluding Cash Paymaster Services (the Company’s pension and welfare business) and KSNET (“Net1 Revenue (ex CPS/KSNET)”) for the fiscal year ending June 30, 2011 as compared to fiscal 2010. For this purpose, all revenue will be denominated in ZAR but any portion of such revenue attributable to Net1 UETS, Net1 UTA and Prism that is earned in other currencies will be converted to ZAR using the same exchange rates that prevailed in fiscal 2010. The following increases in Net1 Revenue (ex CPS/KSNET) will entitle the executive to receive the following percentages of this portion of the award:

>>	Less than 15% increase--0%
>>	15% increase (threshold)—50%
>>	20% increase (target)—100%
>>	30% increase (maximum)—150%
>>	Increases above 15% and below 30% will be interpolated on a linear basis and rounded to the nearest percentage.

50% of this portion is based on the achievement of specified levels of fundamental diluted earnings per share of the Company (“Fundamental EPS”) for the fiscal year ending June 30, 2011. Fundamental EPS will be measured in U.S. dollars as the Company’s earnings per share determined in accordance with U.S. generally accepted accounting principles, as adjusted to exclude the effects related to (i) the amortization of intangible assets and acquisition-related costs; (ii) stock-based compensation charges; (iii) foreign exchange gains and losses arising from foreign currency hedging transactions and (iv) other items that the Remuneration Committee may determine in its discretion to be appropriate (for example, accounting changes and one-time or unusual items). Further, the calculation of Fundamental EPS will assume no change in the Company’s effective tax rate from fiscal 2010. The following levels of Fundamental EPS will entitle the executive to receive the following percentages of this portion of the award:

>>	Below $1.44—0%
>>	$1.44 (threshold)—50%
>>	$1.60 (target)—100%
>>	$1.75 (maximum)—150%
>>	Fundamental EPS above $1.44 and below $1.75 will be interpolated on a linear basis and rounded to the nearest percentage.

Depending on the outcome of the quantitative metrics, as well as the level of satisfaction of the qualitative factors discussed below, the quantitative portion of any actual award may be more or less than 75% of the executive’s annual base salary.

Qualitative Portion of the Cash Incentive Award Plan

Each of Dr. Belamant and Mr. Kotze is entitled to receive up to 25% of his annual base salary based on his individual contribution toward the achievement of the following Company-wide objectives no later than August 2011 (which is the scheduled time during the year that the Remuneration Committee reviews performance against the qualitative metrics of the Company’s cash incentive award plan) :

  submission to the Board of a new strategic plan, together with a revised organizational structure to support such plan;
  approval of such plan and structure by the Board; and
  successful recruitment of new management employees to fill the positions identified in the strategic plan and organizational structure.

The Remuneration Committee may award between 0% and 100% of 25% of the executive’s annual base salary, based on its assessment of progress against these objectives.

Tables Illustrating Potential Payments Under Cash Incentive Award Plan

Based on Dr. Belamant’s current annual base salary of $850,000, the table below illustrates the potential amounts that could be payable to him under the cash incentive award plan. The table assumes that each of the quantitative metrics under the “Quantitative Portion” column are satisfied and that they are satisfied at the same level (i.e., each at either threshold, target and maximum) and that he is entitled to receive the full amount of the amount under the “Qualitative Portion” column. If some of the quantitative metrics are not satisfied, or satisfied at different levels, or if less than the entire amount of the Qualitative Portion is awarded, then the amounts under the “Total” column could be greater or less, but in any event may not exceed $1,168,750.

Quantitative Portion							Qualitative Portion	Total
	KSNET EBIT		Net1 Revenue (ex CPS/KSNET)		2011 Fundamental EPS
	Percentage Increase	Amount Payable ($)	Percentage Increase	Amount Payable ($)	$	Amount Payable ($)	$	$
Threshold	10%	95,625	15%	63,750	1.44	159,375	212,500	531,250
Target	15%	191,250	20%	127,500	1.60	318,750	212,500	850,000
Maximum	25%	286,875	30%	191,250	1.75	478,125	212,500	1,168,750

Based on Mr. Kotze’s current annual base salary of $450,000, the table below illustrates the potential amounts that could be payable to him under the cash incentive award plan. The table assumes that each of the quantitative metrics under the “Quantitative Portion” column are satisfied and that they are satisfied at the same level (i.e., each at either minimum, target and maximum) and that he is entitled to receive the full amount of the amount under the “Qualitative Portion” column If some of the quantitative metrics are not satisfied, or satisfied at different levels, or if less than the entire amount of the Qualitative Portion is awarded, then the amounts under the “Total” column could be greater or less, but in any event, may not exceed $618,750.

Quantitative Portion							Qualitative Portion	Total
	KSNET EBIT		Net1 Revenue(ex CPS/KSNET)		2011 Fundamental EPS
	Percentage Increase	Amount Payable ($)	Percentage Increase	Amount Payable ($)	$	Amount Payable ($)	$	$
Threshold	10%	50,625	15%	33,750	1.44	84,375	112,500	281,250
Target	15%	101,250	20%	67,500	1.60	168,750	112,500	450,000
Maximum	25%	151,875	30%	101,250	1.75	253,125	112,500	618,750

Equity Awards

Dr. Belamant, Mr. Kotze and Nitin Soma, the Company’s Vice President—Information Technology, were awarded options to purchase 100,000, 67,000 and 35,000 shares of common stock, respectively. The options are exercisable at a price of $10.59 per share, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on November 10, 2010. One-third of the options vest on each of the first, second and third anniversaries of the grant date and expire ten years after the grant date, conditioned on the continuous service of the recipient through the applicable vesting date.

Dr. Belamant and Mr. Kotze were awarded 50,000 and 33,000 shares of restricted stock, respectively. One-third of the award shares vest on the first, second and third anniversaries of the grant date, conditioned on the continuous service of the recipient through the applicable vesting date and the Company achieving the specified financial performance target for the fiscal year immediately preceding that vesting date (i.e., each of the 2011, 2012 and 2013 fiscal years). For this purpose, the financial performance targets are specified Fundamental EPS targets. The Fundamental EPS targets for the 2011, 2012 and 2013 fiscal years are $1.44, $1.66 and $1.90, respectively. If Fundamental EPS for the specified fiscal year does not equal or exceed the Fundamental EPS target for such fiscal year, no award shares will become vested or non-forfeitable on the corresponding vesting date but are available to become vested and non-forfeitable as of a subsequent vesting date if the Fundamental EPS target for a subsequent fiscal year is met, provided that the recipient’s service continues through such subsequent vesting date Any outstanding award shares that have not become vested and non-forfeitable as of the last vesting date will be forfeited by the recipient on that date for no consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 12, 2010	By: /s/ Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of the Board